PRESS RELEASE For immediate release

NVE Corporation Reports Second Quarter Results

EDEN PRAIRIE, Minn., Jan. 23, 2013—NVE Corporation (Nasdaq: NVEC) announced today financial results for the quarter and nine months ended December 31, 2012.

Total revenue for the third quarter of fiscal 2013 increased 6% to $6.53 million from $6.16 million in the prior-year quarter. The revenue increase was due to a 7% increase in product sales. Net income for the third quarter of fiscal 2013 increased 27% to $2.90 million, or $0.60 per diluted share, compared to $2.29 million, or $0.47 per diluted share, for the prior-year quarter.

For the first nine months of fiscal 2013, total revenue decreased 6% to $19.8 million from $21.0 million for the first nine months of the prior year. The decrease was due to a 40% decrease in contract research and development revenue. Net income for the first nine months of fiscal 2013 was $8.72 million, or $1.80 per diluted share, compared to $8.28 million, or $1.71 per diluted share, for the first nine months of fiscal 2012.

“We are pleased to report a 27% increase in net income for the quarter driven by increased product sales and increased gross margin as a percentage of revenue,” said NVE President and Chief Executive Officer Daniel A. Baker, Ph.D.

NVE is a leader in the practical commercialization of spintronics, a nanotechnology that relies on electron spin rather than electron charge to acquire, store and transmit information. The company manufactures high-performance spintronic products including sensors and couplers that are used to acquire and transmit data. NVE has also licensed its spintronic magnetoresistive random access memory technology, commonly known as MRAM.

Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as risks of decreased revenues, risks in the enforcement of our patents, litigation risks, as well as the risk factors listed from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2012 and other reports filed with the SEC.

###

                   NVE CORPORATION
                 STATEMENTS OF INCOME
   QUARTERS AND NINE MONTHS ENDED DECEMBER 31, 2012
                  AND 2011 (Unaudited)

                         Quarter Ended December 31

                             2012           2011
                        -------------  -------------
  Revenue
   Product sales          $ 5,762,925    $ 5,394,758
   Contract research
    and development           762,296        763,768
                        -------------  -------------
  Total revenue             6,525,221      6,158,526

  Cost of sales             1,738,618      2,174,878
                        -------------  -------------
  Gross profit              4,786,603      3,983,648
  Expenses
   Selling, general,
    and administrative        570,741        520,044
   Research and
    development               501,325        718,688
                        -------------  -------------

  Total expenses            1,072,066      1,238,732
                        -------------  -------------
  Income from
   operations               3,714,537      2,744,916

  Interest income             600,395        591,694
                        -------------  -------------
  Income before taxes       4,314,932      3,336,610
  Provision for income
   taxes                    1,415,590      1,047,519
                        -------------  -------------

  Net income              $ 2,899,342    $ 2,289,091
                        =============  =============
  Net income per share
   -- basic                    $ 0.60         $ 0.48
                        =============  =============
  Net income per share
   -- diluted                  $ 0.60         $ 0.47
                        =============  =============
  Weighted average
   shares outstanding
   Basic                    4,847,619      4,807,859
   Diluted                  4,872,019      4,873,429

                         Nine Months Ended December
                                     31

                             2012           2011
                        -------------  -------------
  Revenue
   Product sales         $ 18,025,002   $ 17,975,331
   Contract research
    and development         1,785,920      2,995,590
                        -------------  -------------
  Total revenue            19,810,922     20,970,921

  Cost of sales             5,147,884      7,048,396
                        -------------  -------------
  Gross profit             14,663,038     13,922,525
  Expenses
   Selling, general,
    and administrative      1,714,545      1,742,721
   Research and
    development             1,801,609      1,825,159
                        -------------  -------------

  Total expenses            3,516,154      3,567,880
                        -------------  -------------
  Income from
   operations              11,146,884     10,354,645

  Interest income           1,784,963      1,754,586
                        -------------  -------------
  Income before taxes      12,931,847     12,109,231
  Provision for income
   taxes                    4,211,964      3,825,819
                        -------------  -------------

  Net income              $ 8,719,883    $ 8,283,412
                        =============  =============
  Net income per share
   -- basic                    $ 1.80         $ 1.73
                        =============  =============
  Net income per share
   -- diluted                  $ 1.80         $ 1.71
                        =============  =============
  Weighted average
   shares outstanding
   Basic                    4,832,630      4,786,790
   Diluted                  4,856,851      4,852,360

                       NVE CORPORATION
                        BALANCE SHEETS
                DECEMBER 31 AND MARCH 31, 2012

                                                 March 31,
                                Dec. 31, 2012       2012
                                -------------  -------------
  ASSETS
  Current assets
   Cash and cash equivalents        $ 843,023    $ 1,544,536
   Marketable securities,
    short term                     15,610,697     17,551,629
   Accounts receivable, net of
    allowance for
    uncollectible accounts of
    $15,000                         2,621,780      2,684,840
   Inventories                      3,755,523      3,229,376
   Prepaid expenses and other
    assets                          1,333,019      1,159,852
                                -------------  -------------
  Total current assets             24,164,042     26,170,233
  Fixed assets
   Machinery and equipment          8,343,525      7,488,211

   Leasehold improvements           1,416,971        720,882
                                -------------  -------------
                                    9,760,496      8,209,093
   Less accumulated
    depreciation                    6,100,071      5,697,861
                                -------------  -------------
  Net fixed assets                  3,660,425      2,511,232
  Marketable securities, long
   term                            64,774,808     54,445,298
                                -------------  -------------

  Total assets                   $ 92,599,275   $ 83,126,763
                                =============  =============

  LIABILITIES AND
   SHAREHOLDERS' EQUITY
  Current liabilities
   Accounts payable                 $ 558,935      $ 663,702
   Accrued payroll and other          760,955        867,331

   Deferred taxes                     452,560        136,872
                                -------------  -------------
  Total current liabilities         1,772,450      1,667,905

  Shareholders' equity
   Common stock                        48,604         48,247
   Additional paid-in capital      21,112,651     20,974,477
   Accumulated other
    comprehensive income            1,597,009      1,087,456

   Retained earnings               68,068,561     59,348,678
                                -------------  -------------

  Total shareholders' equity       90,826,825     81,458,858
                                -------------  -------------
  Total liabilities and
   shareholders' equity          $ 92,599,275   $ 83,126,763
                                =============  =============